UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 5, 2004
Date of Report (Date of earliest event reported)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington		98119-4114
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.                             Other Events

NeoRx announced on April 5, 2004 that it had acquired from AnorMED Inc. the worldwide exclusive rights, excluding Japan, to develop, manufacture and commercialize AMD473, a platinum-based anti-cancer agent.  Under the terms of the agreement, NeoRx paid AnorMED a one-time upfront milestone payment of $1 million in NeoRx common stock and $1 million in cash.  See press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 5, 2004, NeoRx announced the execution of an agreement with privately-held Aletheon Pharmaceuticals, Inc. for the sale and transfer of NeoRx’s Pretarget® intellectual property to Aletheon.  The Pretarget intellectual property that NeoRx will transfer to Aletheon under the agreement includes a portfolio of United States and foreign issued patents and patent applications, and trademark registrations and applications.  See press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

NeoRx also announced on April 5, 2004 that Melinda G. Kile had resigned as Vice President, Finance, effective April 16, 2004.  See press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.                             Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press release dated April 5, 2004 announcing the acquisition of commercialization rights to AMD473 from AnorMED, Inc.

99.2

Press release dated April 5, 2004 announcing the sale and transfer of NeoRx’s Pretarget® intellectual property to Aletheon Pharmaceuticals, Inc. and the resignation of Melinda G. Kile as Vice President, Finance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated April 6, 2004	By	/s/ MELINDA G. KILE
Melinda G. Kile
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 5, 2004 announcing the acquisition of commercialization rights to AMD473 from AnorMED, Inc.

99.2

Press release dated April 5, 2004 announcing the sale and transfer of NeoRx’s Pretarget® intellectual property to Aletheon Pharmaceuticals, Inc. and the resignation of Melinda G. Kile as Vice President, Finance